Jones Lang LaSalle

Real value in a changing world

Investor Presentation Jones Lang LaSalle & King Sturge to merge EMEA operations May 2011 Exhibit 99.1

Forward looking statements
Statements in this presentation regarding, among other things, future financial results and performance, achievements, plans and objectives and dividend payments may be considered forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Such statements involve known and unknown risks, uncertainties and other factors which may cause actual results, performance, achievements, plans and objectives of Jones Lang LaSalle to be materially different from those expressed or implied by such forward-
looking statements. Factors that could cause actual results to differ materially include those discussed under “Business,” “Risk Factors,” “Management’s Discussion and Analysis of Financial Condition and Results of
Operations,” “Quantitative and Qualitative Disclosures about Market Risk,” “Cautionary Note Regarding Forward-
Looking Statements” and elsewhere in Jones Lang LaSalle’s Annual Report on Form 10-K for the year ended
December 31, 2010 and in the Quarterly Report on Form 10-Q for the quarter ended March 31, 2011 and in other reports filed with the Securities and Exchange Commission. There can be no assurance that future dividends will be declared since the actual declaration of future dividends, and the establishment of record and payment dates, remains subject to final determination by the Company’s Board of Directors. Statements speak only as of the date of this presentation. Jones Lang LaSalle expressly disclaims any obligation or undertaking to update or revise any forward-looking statements contained herein to reflect any change in Jones Lang LaSalle’s expectations or results, or any change in events.
© Jones Lang LaSalle IP, Inc. 2011. All rights reserved. No part of this publication may be reproduced by any means, whether graphically, electronically, mechanically or otherwise howsoever, including without limitation photocopying and recording on magnetic tape, or included in any information store and/or retrieval system without prior written permission of Jones Lang LaSalle IP, Inc.

2011 WORLD'S MOST ETHICAL COMPANIES
WWW.ETHISPHERE.COM

2011 100 The Global Outsourcing™ IAOP

ENERGY STAR AWARD 2011
PARTNER OF THE YEAR

FIFTY OUT FRONT
diversity MBA

FORTUNE WORLD'S MOST ADMIRED COMPANIES 2011

EUROMONEY Real Estate Awards 2009

2008 GLOBAL PERE AWARDS
Global Firm of the Year

JONES LANG LASALLE®

Market Trends
Early stages of cyclical recovery
Leverage leading global market positions for
improved transactional revenue
Jones Lang LaSalle Action
Outsourcing trend continuing
and broadening across sectors
Continue Corporate Solutions leadership; capture
emerging sectors (e.g. Healthcare, Government
and Infrastructure)
Strongest real estate asset
managers attracting capital
LaSalle raised $5 billion of net new capital in 2010;
strong reputation and good momentum entering 2011
Industry consolidation resuming
Pursue growth within G5 strategy and financial
objectives
Jones Lang LaSalle
Leading brand well positioned for growth

21.4
16.4
9.8
6.4
6.2
4.9
4.6
4.2
$0
$10
$20

Jones Lang LaSalle

Strategic Rationale
Aligned with G1 strategy to secure market leadership
•
Strengthens JLL’s leading position in both the UK and EMEA markets
-
London is a mature and highly transparent market; #1 destination of international capital the last two years
•
Complementary service offerings; each firm brings important strengths
Jones Lang LaSalle /
King Sturge
CB Richard Ellis
Cushman &
Wakefield
Savills
Catela Property Group
Colliers International
BNP Paribas
DTZ
European Investment Volume
(€ in billions)
-
Clients benefit from powerful combined Capital
Markets team with access to JLL’s global platform
-
Depth and scale added to services including
industrial, global logistics, and retail
-
King Sturge’s Advisory and Property
Management businesses complement JLL and
increase EMEA’s resiliency to economic cycles
-
King Sturge's strong high-end London residential
platform gains access to JLL's market leading
Asian network
Source: PropertyEU Research, PropertyEU Magazine May 2011
Based on European investment transactions in excess of €20 million in 2010.
Strategic
Fit
-
King Sturge was Property Week’s U.K. Investment Agency of the Year; Jones Lang
LaSalle was Property Week’s U.K. Office Agent of the Year

•
JLL and King Sturge have executed a merger agreement with closing expected on May 31, 2011
•
Purchase price £197 million ($319 million) with a five-year deferred payment structure
•
JLL and King Sturge have a shared culture of excellence, teamwork and collaboration
•
Operating margins, ex-transaction related charges, strongly accretive to the higher end of JLL EMEA’s medium-term Operating Income Margin target of 8-10%
Transaction Overview
Transaction
Highlights
A merger of equals in EMEA
Note: Assumes GBP/USD
conversion rate of 1.62
King Sturge
Overview
•
King Sturge is a market-leading London-based mixed property services business
- Over 85 partners and approximately 1,600 employees, over 1,300 U.K. based
•
Client focused, strong team ethic and highly respected in the market
•
Annual revenue approximately £160 million ($259 million)
-
U.K. revenue over 85%
- Combined Firm becomes largest real estate services provider across the EMEA region with complementary service offerings

Financial Details
Transaction summary
Valuation
Overview
•
Purchase price = £197 million ($319 million) all cash; five-year deferred payment structure
•
Payment structure
Q1 2011
Transaction
Impact
Pro Forma
Q1 2011
Cash $101 $  - $101
Short Term Borrowings 42              - 42
Credit Facility 278            159            437
Net Bank Debt $219 $159 $378
Deferred Business Obligations 293           143
(1)

Total Net Debt $512 $302 $814
Integration
•
Collaborative approach including leadership positions for both firms
•
Strong retention structure for partners including deferred payments and employment agreements
Pro Forma
Capitalization
Note: Assumes GBP/USD conversion rate of 1.62
(1) $143 million reflects the present value of the deferred payments at the time of closing.
-
Additional £16 million ($26 million) to be paid as retention to King Sturge non-partners and treated as expense over two years under U.S. GAAP
-
£98 million ($159 million) funded upfront
-
Deferred payments spread evenly over five years
-
Currently projecting approximately £15 million ($24 million) of integration costs